UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2015, City Office REIT, Inc. (the “Company”) and a subsidiary (“Buyer Sub”) entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with certain stockholders of City Office Real Estate Management Inc. (the “Advisor”), the external advisor to the Company under an Advisory Agreement dated April 21, 2014 among the Advisor, the Company and City Office REIT Operating Partnership, L.P., the Company’s operating partnership, (the “Advisory Agreement”), and two personal holding companies that own stock of the Advisor, pursuant to which Buyer Sub will acquire all of the outstanding stock of the Advisor. Completion of the transaction will result in the Company transitioning from an externally managed company to an internally managed company.

The transaction is scheduled to close on February 1, 2016. Pursuant to the Stock Purchase Agreement, at closing, the Company will issue 297,321 shares of its common stock to the sellers, which include the Company’s three executive officers and Samuel Belzberg, a director of the Company. In addition, the Company will make cash payments to the sellers of up to $3.5 million if the Company’s fully diluted market capitalization reaches the following thresholds prior to December 31, 2016: $1 million upon the Company achieving a $200 million fully diluted market capitalization, an additional $1 million upon the Company achieving a $225 million fully diluted market capitalization and an additional $1.5 million upon the Company achieving a $250 million fully diluted market capitalization (in each case, including in the calculation of fully diluted market capitalization the value of units of limited partnership interest in the Company’s operating partnership held by parties other than the Company at a value per unit equal to the market price of the Company’s common stock). The Stock Purchase Agreement and related transactions were approved by a special committee of independent directors of the Company. The Stock Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K.

On November 2, 2015, the Company and its operating partnership entered into an amendment to the Advisory Agreement that eliminates the payment of acquisition fees by the Company to the Advisor effective as of November 2, 2015. If closing under the Stock Purchase Agreement does not occur in accordance with its terms, the advisory fee pursuant to the Advisory Agreement will be reinstated and any foregone fees will become due and payable. The amendment to the Advisory Agreement is filed as Exhibit 10.2 to this Form 8-K.

Effective upon closing of the transactions under the Stock Purchase Agreement, each of James Farrar, the Company’s Chief Executive Officer, Gregory Tylee, President and Chief Operating Officer and Anthony Maretic, Chief Financial Officer, Secretary and Treasurer will enter into an employment agreement with a subsidiary of the Company and will become employees of the Company. In addition, at the same time, approximately ten additional current employees of the Advisor and its affiliates are expected to become employees of the Company and its subsidiaries and the Company will have offices in Vancouver, British Columbia and Dallas, Texas.

In connection with the closing of the transactions under the Stock Purchase Agreement, a subsidiary of the Company will enter into an Administrative Services Agreement (the “Administrative Services Agreement”) with entities that manage real estate investment funds affiliated with Second City Capital II Corporation and Second City Real Estate II Corporation (the “Second City funds”). The Company’s management team and one of its directors, Samuel Belzberg, are officers of the general partners of the Second City funds and own equity interests in the Second City funds. The Administrative Services Agreement has a three year term and pursuant to the agreement, a subsidiary of the Company will provide various administrative services and support to the entities managing the Second City funds. The Company’s subsidiary will receive annual payments for these services under the Administrative Services Agreement as follows: first 12 months—$1.5 million, second 12 months—$1.125 million and third 12 months—$0.625 million, for a total of $3.25 million over the three-year term. In addition, following the expiration of the three year term of the Administrative Services Agreement, the Company will agree to make Messrs. Farrar and Tylee available to assist the Second City funds with respect to certain matters.

As part of the transactions, the Company expects to obtain office space separate from affiliates of its former advisor.

The transactions and agreements described above were approved by a committee of independent directors of the Company with advice from legal and financial advisors, including Rogers & Associates, LLC. The committee of independent directors also obtained a fairness opinion from Wunderlich Securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective upon closing of the transactions under the Stock Purchase Agreement described in Item 1.01 above, a subsidiary of the Company will enter into an employment agreement with each of the following executive officers of the Company: James Farrar, Chief Executive Officer, Gregory Tylee, President and Chief Operating Officer, and Anthony Maretic, Chief Financial Officer, Secretary and Treasurer. The Compensation Committee of the Board of Directors has approved initial annual base salaries for these executive officers as follows: Mr. Farrar—$295,000, Mr. Tylee—$295,000 and Mr. Maretic—$160,000.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on November 2, 2015 announcing that it had entered into the Stock Purchase Agreement and describing the related transactions. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement dated November 2, 2015

10.2	Second Amendment to Advisory Agreement dated November 2, 2015

99.1	Press Release issued on November 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: November 2, 2015	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement dated November 2, 2015

10.2	Second Amendment to Advisory Agreement dated November 2, 2015

99.1	Press Release issued on November 2, 2015